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                         CADENCE DESIGN SYSTEMS, INC.

                           1987 STOCK OPTION PLAN
                          AS ADOPTED APRIL 24, 1987
                            AS AMENDED MAY 4, 1993
          AS AMENDED AUGUST 1, 1996, 1996 TO BECOME EFFECTIVE AUGUST 15, 1996


     1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees of the Company and any parent or subsidiary corporations, and to promote the success of the Company's business.

          Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "non-statutory stock options," at the discretion of the Board and as reflected in the terms of the written option agreement.

          Awards granted under this Plan shall be exempt from the requirements of Section 162(m) of the Code until the date of the Company's 1997 Annual Meeting of Stockholders or until the Plan is materially amended, whichever first occurs.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

          (d) "COMPANY" shall mean CADENCE DESIGN SYSTEMS, INC., a Delaware corporation.

          (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (f) "CONSULTANT" shall mean any consultants, independent contractors or advisers (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions) rendering services to the Company or a Parent or Subsidiary.

          (g) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption of termination of service, whether as an Employee or Consultant.


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Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence.

          (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee or other compensation paid solely on account of service as a director by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          (j) "OPTION" shall mean a stock option granted pursuant to the Plan.

          (k) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

          (l) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

          (m) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

          (n)  "PLAN" shall mean this 1987 Stock Option Plan.

          (o) "RULE 16b-3" shall mean Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (p) "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (q) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 13,069,009 shares of Common Stock*. The Shares may be authorized, but unissued, or reacquired Common Stock.

_______________

* Does not include 568,791 shares issued upon exercise of options granted under the predecessor plan.


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          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a) PROCEDURE. The Plan shall be administered by the Board of Directors of the Company.

               The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. One or more of these members may be "Non-Employee Directors" (a director who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Rule 16b-3). Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this
Section 4 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Options to all Employees and Consultants or any portion or class thereof.

               Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

          (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Internal Revenue Code of 1986, as amended, or "non-statutory stock options"; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option;
(v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Option; (viii) to accelerate or defer (the latter with the consent of the Optionee) the exercise date of any Option;
(ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant


                                      3.
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of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. ELIGIBILITY. Options may be granted only to Employees or Consultants as defined in Section 2 hereof. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          Incentive Stock Options may only be granted to Employees. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent that the grant of an Option exceeds this limit, the portion of the Option which exceeds such limit shall be treated as a non-statutory stock option.

          The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time or his consultancy pursuant to the terms of the Consultant's agreement with the Company.

     6. TERM OF THE PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

     7. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

     8.   EXERCISE PRICE AND CONSIDERATION.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option:


                                      4.
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                    (A)  Granted to an Employee who, immediately before the
grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                    (B) Granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

               (ii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be not less than 100% of the fair market value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or non-statutory stock option) may be granted with an exercise price lower than set forth in the preceding paragraphs if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (b) The fair market value shall be determined by the Board in its discretion: PROVIDED HOWEVER, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the high and low prices of the Common Stock on the date of grant, as reported on the New York Stock Exchange.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.   EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.


                                      5.
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               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.
No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If an employee ceases to serve as an Employee or Consultant, he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the date he ceases to be an Employee or Consultant of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)  DEATH OF OPTIONEE.  In the event of the death of an Optionee:

               (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living three (3) months after the date of death; or

               (ii) within one (1) month after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. NON-TRANSFERABILITY OF OPTIONS. Except as otherwise expressly provided in the terms of an individual Option which is a non-statutory stock option, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the


                                      6.
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Optionee, only by the Optionee.  Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board, at its sole discretion, permits acceleration as to all or any part of the Optioned Stock, the aggregate fair market value (determined at the time an Option is granted) of stock with respect to which Incentive Stock Options first become exercisable in the year of such dissolution, liquidation, sale of assets or merger cannot exceed $100,000. Any remaining accelerated Incentive Stock Options shall be treated as non-statutory stock options.

     12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.


                                      7.
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      13.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

               (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan; or

               (ii) any change in the designation of the class of employees or other persons eligible to be granted Options; or

               (iii) if the Company has a class of equity security registered under Section 12 of the Exchange Act at the time of such revision or amendment, any change which requires stockholder approval in order to comply with Rule 16b-3.

          (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not adversely affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of the law, including without limitation, the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company. such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect


                                      8.
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of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     17. EFFECTIVE DATE. The Plan, as amended and restated herein, shall become effective on August 15, 1996.


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